UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

 COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-11290 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Orlando, FL 32801 (Address of principal executive offices, including zip code) (407) 265-7348 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2005, James M. Seneff, Jr. and Robert A. Bourne informed Commercial Net Lease Realty, Inc. that they will retire from the Board of Directors, effective as of the next annual stockholder meeting scheduled for June 1, 2005, and therefore do not intend to stand for re-election.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the retirements of Messrs. Seneff and Bourne is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

         99.1 Press Release dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2005	Commercial Net Lease Realty, Inc. By: /s/ Kevin B. Habicht Kevin B. Habicht Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                   Description

    99.1                                           Press Release, dated March 15, 2005.